Exhibit (a)(22)

DWS VALUE SERIES, INC.
ARTICLES SUPPLEMENTARY

DWS Value Series, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has:

(a)           increased the aggregate number of shares of authorized capital stock of the Corporation by 500,000,000 shares, from 4,775,000,000 shares to 5,275,000,000 shares; and

(b)           designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s DWS Equity Dividend Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s DWS Equity Dividend Fund Series, such Class being designated as the “Class R6” shares of the DWS Equity Dividend Fund Series; and

(c)           designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s DWS Mid Cap Value Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s DWS Mid Cap Value Fund Series, such Class being designated as the “Class R6” shares of the DWS Mid Cap Value Fund Series; and

(d)           designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s DWS Small Cap Value Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s DWS Small Cap Value Fund Series, such Class being designated as the “Class R6” shares of the DWS Small Cap Value Fund Series.

SECOND:  (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 4,775,000,000 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $47,750,000, which shares were designated and classified into the following series, which series were subdivided into the following classes:

Series                                                                     Classes                                                                Number of Shares

DWS Large Cap Value Fund                                                                                                           1,300,000,000

Class A shares                                                      420,000,000
Class B shares                                                      320,000,000

Class C shares                                                        80,000,000
Class Institutional shares                                     80,000,000
Class S shares                                                      300,000,000
Class R shares                                                      100,000,000

DWS Equity Dividend Fund                                                                                                          1,750,000,000

Class A shares                                                      560,000,000
Class B shares                                                      560,000,000
Class C shares                                                      140,000,000
Class Institutional shares                                   240,000,000
Class R shares                                                      100,000,000
Class S shares                                                      150,000,000

DWS Small Cap Value Fund                                                                                                           1,150,000,000

Class A shares                                                      420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                   180,000,000
Class S shares                                                      150,000,000

DWS Mid Cap Value Fund                                                                                                                475,000,000

Class A shares                                                        75,000,000
Class B shares                                                        75,000,000
Class C shares                                                        75,000,000
Class S shares                                                        75,000,000
Class Institutional shares                                     75,000,000
                                Class R shares                                                      100,000,000

Undesignated                                                                                                                                       100,000,000

(b)  Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue 5,275,000,000 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $52,750,000, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series                                                                       Classes                                                          Number of Shares

DWS Large Cap Value Fund                                                                                                           1,300,000,000

Class A shares                                                      420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                     80,000,000
Class S shares                                                      300,000,000
Class R shares                                                      100,000,000

DWS Equity Dividend Fund                                                                                                          1,800,000,000

Class A shares                                                      560,000,000
Class B shares                                                      560,000,000
Class C shares                                                      140,000,000
Class Institutional shares                                   240,000,000
Class R shares                                                      100,000,000
Class S shares                                                      150,000,000
Class R6 shares                                                      50,000,000

DWS Small Cap Value Fund                                                                                                           1,200,000,000

Class A shares                                                      420,000,000
Class B shares                                                      320,000,000
Class C shares                                                        80,000,000
Class Institutional shares                                   180,000,000
Class S shares                                                      150,000,000
Class R6 shares                                                      50,000,000

DWS Mid Cap Value Fund                                                                                                                525,000,000

Class A shares                                                        75,000,000
Class B shares                                                        75,000,000
Class C shares                                                        75,000,000
Class S shares                                                        75,000,000
Class Institutional shares                                     75,000,000
                                Class R shares                                                      100,000,000
                                Class R6 shares                                                      50,000,000

Undesignated                                                                                                                                       450,000,000

THIRD:  A description of the “Class R6” shares of the Corporation’s DWS Equity Dividend Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a)  Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R6” shares of the Corporation’s DWS Equity Dividend Fund Series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class B”, “Class C”, “Class

Institutional”, “Class R”, and “Class S” shares of the Corporation’s DWS Equity Dividend Fund Series.

(b)  Each “Class R6” share of the Corporation’s DWS Equity Dividend Fund Series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated); to such account size requirements; and to such other rights and provisions; which may the same or different from each of the other classes of the Corporation’s DWS Equity Dividend Fund Series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

FOURTH:  A description of the “Class R6” shares of the Corporation’s DWS Small Cap Value Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a)  Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R6” shares of the Corporation’s DWS Small Cap Value Fund Series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class B”, “Class C”, “Class Institutional”, and “Class S” shares of the Corporation’s DWS Small Cap Value Fund Series.

(b)  Each “Class R6” share of the Corporation’s DWS Small Cap Value Fund Series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated); to such account size requirements; and to such other rights and provisions; which may the same or different from each of the other classes of the Corporation’s DWS Small Cap Value Fund Series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

FIFTH:  A description of the “Class R6” shares of the Corporation’s DWS Mid Cap Value Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a)  Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R6” shares of the Corporation’s DWS Mid Cap Value Fund Series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class B”, “Class C”, “Class S”,

“Class Institutional” and “Class R” shares of the Corporation’s DWS Mid Cap Value Fund Series.

(b)  Each “Class R6” share of the Corporation’s DWS Mid Cap Value Fund Series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated); to such account size requirements; and to such other rights and provisions; which may the same or different from each of the other classes of the Corporation’s DWS Mid Cap Value Fund Series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

SIXTH:  Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

SEVENTH:  The Board of Directors of the Corporation, acting at a meeting duly called and held on July 9, 2014, duly authorized and adopted resolutions increasing, designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Value Series, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 9th day of July, 2014; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Value Series, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST: /s/Hepsen Uzcan Name: Hepsen Uzcan Position: Assistant Secretary	DWS VALUE SERIES, INC. /s/John Millette Name: John Millette Position: Vice President